Exhibit 99.2

PEDEVCO CORP.
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information reflects the financial statements of approximately 23,000 net acres of oil and gas properties located in the San Andres play in the Permian Basin situated in west Texas and eastern New Mexico, acquired by PEDEVCO Corp.’s (the “Company’s”, “Pedevco’s” and “our”) wholly-owned subsidiary, Pacific Energy Development Corp. (“PEDCO”) on August 31, 2018 and effective September 1, 2018 (the “Acquisition”). This Acquisition is described further below.

The unaudited pro forma financial information presented below combine the historical financial information of Pedevco and the historical financial statements of the Assets, giving effect to the Acquisition, as if it had occurred on January 1, 2017. The historical financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the Acquisition and (ii) factually supportable. With respect to the operational financial information, the pro forma events must be expected to have a continuing impact on the combined results. You should read this information in conjunction with the:
· accompanying notes to the unaudited pro forma financial information;
· separate historical unaudited financial statements (including the notes thereto) of Pedevco for the quarterly period ended June 30, 2018 included in our quarterly report on Form 10-Q filed with the SEC on July 31, 2018;
· separate historical audited financial statements (including the notes thereto) of Pedevco as of and for the fiscal year ended December 31, 2017 included in our annual report on Form 10-K filed with the SEC on March 29, 2018; and
· separate historical audited financial statements of the Assets for the years ended December 31, 2017 and 2016, and unaudited financial statements of the Assets for the six months ended June 30, 2018 contained elsewhere in the exhibits to this current report.

The pro forma financial information has been prepared based on information currently available to us, using assumptions that our management believes are reasonable. The pro forma financial information does not purport to represent the actual results of operations that would have occurred if the Acquisition had taken place on the dates specified. The pro forma financial information is not necessarily indicative of the results of operations that may be achieved in the future. The pro forma financial information includes certain reclassifications to conform the historical results of operations of the Assets to our results of operations. The unaudited pro forma financial information is presented for informational purposes only.

1. BASIS OF PRO FORMA PRESENTATION

The unaudited Pro Forma Combined Financial Statements are presented for illustrative purposes only and do not purport to represent what our financial position or results of operations would have been if the transactions had occurred as presented, or to project our financial position or results of operations for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the transactions and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited Pro Forma Combined Financial Statements have been made.

The unaudited pro forma combined financial information and accompanying notes have been prepared to reflect the pro forma effects of the following:

Purchase of New Mexico and West Texas Assets

On August 31, 2018, PEDCO closed a Purchase and Sale Agreement with Milnesand Minerals Inc., a Delaware corporation, Chaveroo Minerals Inc., a Delaware corporation, Ridgeway Arizona Oil Corp., an Arizona corporation (“RAOC”), and EOR Operating Company, a Texas corporation (“EOR”)(collectively “ Seller”)(the “Purchase Agreement”). The effective date of the acquisition was September 1, 2018. Pursuant to the Purchase Agreement, PEDCO acquired approximately 23,000 net leasehold acres, current operated production, and all of Seller’s leases and related rights, oil and gas and other wells, equipment, easements, contract rights, and production. The Assets are located in the San Andres play in the Permian Basin situated in west Texas and eastern New Mexico, with all acreage and production 100% operated and substantially all acreage held by production.

2. PRELIMINARY ESTIMATED PURCHASE PRICE ALLOCATION

The following table summarizes the allocation of the purchase price to the net assets acquired:

Purchase price at September 1, 2018
Cash paid	$20,816
Contingent consideration	500
Total consideration paid	21,316
Fair value of net assets acquired at September 1, 2018
Restricted cash for bonds	$2,316
Oil and gas properties, subject to amortization	21,012
Total assets	23,328

Asset retirement obligations	2,012
Total liabilities	2,012
Net assets acquired	$21,316

PEDEVCO CORP.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2018
(amounts in thousands except share amounts)

	PEDEVCO HISTORICAL	Acquisition of NM/Texas Properties	Pro Forma Adjustments	Pro Forma Combined

Assets
Current assets:
Cash	$546	$35	$-	$581
Accounts receivable - oil and gas	646	160		806
Prepaid expenses and other current assets	130	38		168
Total current assets	1,322	233		1,555

Oil and gas properties:
Oil and gas properties, subject to amortization, net	33,664	31,053	279(a)	55,427
			(9,569)(b)
Oil and gas properties, not subject to amortization, net	-	179		179
Total oil and gas properties, net	33,664	31,232	(9,290)	55,606

Other assets	85	2,316		2,401
Total assets	$35,071	$33,781	$(9,290)	59,562
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$345	$24		$$369
Accrued expenses	283	-		283
Asset retirement obligations	-	482	(98)(b)	384
Revenue payable	654	-		654
Total current liabilities	1,282	506	(98)	1,690

Long-term liabilities:
Notes payable – other, net of discount	7,515	-		7,515
Asset retirement obligations	502	12,037	(9,633)(b)	2,906
Total long-term liabilities	8,017	12,037	(9,633)	10,421
Total liabilities	9,299	12,543	(9,731)	12,111

Commitments and contingencies
	-	-		-
Stockholders’ equity:
Series A convertible preferred stock $0.001 par value, 100,000 shares authorized 66,625 shares issued and outstanding at June 30, 2018	-	-
Common stock $0.001 par value, 200,000 shares authorized 7,989,602 shares issued and outstanding at June 30, 2018	8	1		9
Additional paid-in capital	101,809	-		101,809
Accumulated earnings (deficit)	(76,045)	21,237	162(b)	(54,367)
			279(a)
Total stockholders’ equity	25,772	21,238	441	47,451

Total liability and stockholders’ equity	$35,071	$33,781	$(9,290)	$$59,562

Pro Forma Adjustments:

(a) Represents the adjustment from IFRS to GAAP of $279 for depletion expense and $279 for accumulated depreciation, depletion, amortization and impairment.

(b) Represents the adjustment from IFRS to GAAP of $162 for accretion expense, $9,731 for total asset retirement obligations, and $9,569 asset retirement costs.

..
PEDEVCO CORP.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2018
(amounts in thousands except share and per share amounts)

	PEDEVCO Historical	NM/Texas Properties Acquired	Pro Forma Adjustments	Pro Forma Combined
Revenue:
Oil and gas sales	$1,542	$815	$-	$2,357

Operating expenses:
Lease operating costs	729	621		1,350
Selling, general and administrative expense	1,354	23		1,377
Exploration costs	38	-		38
Impairment of oil and gas properties	-	-		-
Depreciation, depletion, amortization and accretion	1,283	490	(441)(a)	1,332

Total operating expenses	3,404	1,134	(441)	4,097

Operating income (loss)	(1,862)	(319)	441	(1,740)

Other income (expense):
Interest expense	(6,391)	-		(6,391)
Other income	-	7		7
Gain on debt restructuring	70,309	-		70,309
Total other income (expense)	63,918	7	-	63,925

Net income (loss)	$62,056	$(312)	$441	$62,185
Net income per common share:
Basic	$8.48			$8.50
Diluted	$4.44			$4.45

Weighted average number of common shares outstanding:
Basic	7,318,211			7,318,211
Diluted	13,982,684			13,982,684

Pro Forma Adjustments:

(a) Represents the adjustment from IFRS to GAAP of $279 for depletion expense and $162 for accretion expense.

PEDEVCO CORP.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017
(amounts in thousands except share and per share amounts)

	PEDEVCO Historical	NM/Texas Properties Acquired	Pro Forma Adjustments	Pro Forma Combined
Revenue:
Oil and gas sales	$3,015	$1,217	$-	$4,232

Operating expenses:
Lease operating costs	1,348	1,075		2,423
Selling, general and administrative expense	2,529	177		2,706
Exploration costs	2	-		2
Impairment of oil and gas properties	18,950	1,461		20,411
Depreciation, depletion, amortization and accretion	3,754	1,000	(407)(a)	4,347

Total operating expenses	26,583	3,713	(407)	29,889

Loss from equity method investments	(4)	-		(4)
Operating income (loss)	(23,572)	(2,496)	407	(25,661)

Other income (expense):
Interest expense	(12,798)	-		(12,798)
Loss on disposition of assets	-	(5)		(5)
Other expenses	-	6		6
Total other income (expense)	(12,798)	1	-	(12,797)

Net income (loss)	$(36,370)	$(2,495)	$407	$(38,458)
Net loss per common share:
Basic and diluted	$(6.22)			$(6.58)

Weighted average number of common shares outstanding:
Basic and diluted	5,847,387			5,847,387

Pro Forma Adjustments:

(a) Represents the adjustment from IFRS to GAAP of $473 for depletion expense, offset by $66 for accretion expense.